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                                                                    EXHIBIT 5.01




                                   [NSP LETTERHEAD]





                                   September 15, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: 4,900,000 shares of Common Stock of Northern States Power Company, a Minnesota corporation


Ladies and Gentlemen:


    I am participating in the proceedings incident to the proposed public offering by Northern States Power Company, a Minnesota corporation (the "Company"), of up to 4,900,000 shares of its Common Stock, par value $2.50 per share (the "Shares"). I have examined all records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion, including the Registration Statement on Form S-3 relating to the shares to be filed by the Company pursuant to the Securities Act of 1933.


    Based upon the foregoing and upon my general familiarity with the Company and its affairs, I am of the opinion:

    1. That the Company is a duly organized and validly existing corporation under the laws of the State of Minnesota and that it is legally qualified and authorized to operate and conduct business in the State of Minnesota.

    2. When, as and if the Registration Statement on Form S-3 to which this opinion is an exhibit becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, and the Shares have been duly issued and delivered, and the consideration for the Shares has been duly received by the Company, all in the manner contemplated by said

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Securities and Exchange Commission
September 15, 1997
Page 2


Registration Statement, the Shares will be legally issued, fully paid, and nonassessable shares of stock of the Company.

    I hereby consent to the incorporation of this opinion into said Registration Statement and the reference to me under the heading "Legal Opinions" in said Registration Statement.

Respectfully submitted,



John P. Moore Jr.
Corporate Secretary